Exhibit 32.2
Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section
906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Whole Earth Brands, Inc. (the “Company”) for the period ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Duane Portwood, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that to his knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 14, 2022

/s/ Duane Portwood
Duane Portwood
Chief Financial Officer